Exhibit 99.2

Medical Properties Trust QUARTERLY SUPPLEMENTAL THIRD QUARTER 2023

THIRD QUARTER 2023 COMPANY OVERVIEW Company Information 3 FINANCIAL INFORMATION Reconciliation of Net Income to Funds from Operations 6 Debt Summary 7 Debt Maturities and Debt Metrics 8 PORTFOLIO INFORMATION Lease and Loan Maturity Schedule 9 Total Assets and Revenues by Asset Type, Operator, State and Country 10 Rent Coverage 13 Summary of Investments and Development Projects 15 FINANCIAL STATEMENTS Consolidated Statements of Income 16On the cover: Diginity Consolidated Balance Sheets 17 Investments in Unconsolidated Real Estate Joint Ventures 18 Investments in Unconsolidated Operating Entities 19 Appendix—Non-GAAP Reconciliations 20 FORWARD-LOOKING STATEMENTS Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: Normalized FFO per share; expected payout ratio; the expected sale of three Connecticut hospitals currently leased to Prospect Medical Holdings; the amount and timing of acquisitions or dispositions of healthcare real estate or other investments, if any; Net Debt to EBITDAre; portfolio diversification; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements and additional investments; national and international economic, business, regulatory, real estate and other market condi- tions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT; acquisition and development risks; potential environmental and other liabilities; potential impact from health crises; the risks and uncertainties of litigation; other events beyond the control of our tenants/borrowers and the related impact to us; and other factors affecting the real estate industry generally or healthcare real estate in partic- ular. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and as updated by the Company’s sub- sequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this report. On the cover: Diginity Health—Mesa, Arizona. Below: Dignity Health—Chandler, Arizona.

COMPANY OVERVIEW Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. As of September 30, 2023. 441 properties 55 operators ~44,000 beds 31 U.S. states 10 countries Note: Figures above are as of September 30, 2023 and do not include the sale of four remaining Australian properties. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations & Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Vice President, Treasurer and Managing Director of Capital Markets R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson R. Steven Hamner Caterina A. Mozingo Emily W. Murphy Elizabeth N. Pitman D. Paul Sparks, Jr. Michael G. Stewart C. Reynolds Thompson, III Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 (205) 969-3756 (fax) www.medicalpropertiestrust.com MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 4

INVESTOR RELATIONS Drew Babin Tim Berryman Senior Managing Director of Corporate Communications (646) 884-9809 dbabin@medicalpropertiestrust.com Managing Director of Investor Relations (205) 397-8589 tberryman@medicalpropertiestrust.com Transfer Agent Stock Exchange Listing and Trading Symbol Senior Unsecured Debt Ratings Equiniti Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 https://equiniti.com/us New York Stock Exchange (NYSE): MPW Moody’s: Ba1 Standard & Poor’s: BB+ Sulis Hospital —U.K., operated by NHS. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 5

FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
FFO INFORMATION:				
Net income attributable to MPT common stockholders	$ 116,710	$ 221,793	$ 107,467	$ 1,043,071
Participating securities' share in earnings	(311)	(288)	(1,295)	(1,035)
Net income, less participating securities' share in earnings	$ 116,399	$ 221,505	$ 106,172	$ 1,042,036
Depreciation and amortization	96,280	99,296	580,484	300,731
Loss (gain) on sale of real estate	20	(68,795)	(209)	(536,788)
Real estate impairment charges	3,750	-	55,854	-
Funds from operations	$ 216,449	$ 252,006	$ 742,301	$ 805,979
Write-off of unbilled rent and other	52,742	35,587	150,576	35,259
Other impairment (recovery) charges	-	(19,450)	37,434	(14,575)
Litigation and other	2,759	-	12,987	-
Share-based compensation adjustments	1,243	-	(3,120)	(966)
Non-cash fair value adjustments	(46,815)	(3,597)	(42,562)	(12,563)
Tax rate changes and other	-	7,726	(164,535)	6,901
Debt refinancing and unutilized financing (benefit) costs	(862)	17	(46)	9,452
Normalized funds from operations	$ 225,516	$ 272,289	$ 733,035	$ 829,487
Share-based compensation	10,210	11,089	32,839	33,968
Debt costs amortization	5,016	4,543	15,340	14,716
Rent deferral, net	2,351	549	7,144	(6,494)
Straight-line rent revenue from operating and finance leases	(61,003)	(73,061)	(184,417)	(225,151)
Adjusted funds from operations	$ 182,090	$ 215,409	$ 603,941	$ 646,526
PER DILUTED SHARE DATA:				
Net income, less participating securities' share in earnings	$ 0.19	$ 0.37	$ 0.18	$ 1.74
Depreciation and amortization	0.16	0.16	0.97	0.50
Loss (gain) on sale of real estate	-	(0.11)	-	(0.90)
Real estate impairment charges	0.01	-	0.09	-
Funds from operations	$ 0.36	$ 0.42	$ 1.24	$ 1.34
Write-off of unbilled rent and other	0.09	0.06	0.25	0.06
Other impairment (recovery) charges	-	(0.03)	0.06	(0.03)
Litigation and other	0.01	-	0.02	-
Share-based compensation adjustments	-	-	(0.01)	-
Non-cash fair value adjustments	(0.08)	(0.01)	(0.07)	(0.02)
Tax rate changes and other	-	0.01	(0.27)	0.01
Debt refinancing and unutilized financing (benefit) costs	-	-	-	0.02
Normalized funds from operations	$ 0.38	$ 0.45	$ 1.22	$ 1.38
Share-based compensation	0.02	0.02	0.06	0.06
Debt costs amortization	0.01	0.01	0.03	0.02
Rent deferral, net	-	-	0.01	(0.01)
Straight-line rent revenue from operating and finance leases	(0.11)	(0.12)	(0.31)	(0.37)
Adjusted funds from operations	$ 0.30	$ 0.36	$ 1.01	$ 1.08

Notes:

(A) Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings from equity interests" line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based more on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our infrastructure-type assets generally require longer term leases with annual contractual escalations of base rents, resulting in the recognition of a significant amount of rental income that is not billable/collected until future periods. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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FINANCIAL INFORMATION

(As of September 30, 2023)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate		Balance
2026 Credit Facility Revolver[A]	Variable	5.358% - 6.934%	$	1,354,294
2027 Term Loan	Variable	7.116%		200,000
2.550% Notes Due 2023 (£360M)[A]	Fixed	2.550%		439,399
2024 AUD Term Loan (A$470M)[A]	Fixed[B]	2.850%		302,445
2024 GBP Term Loan (£105M)[A]	Fixed	5.250%		127,907
3.325% Notes Due 2025 (€500M)[A]	Fixed	3.325%		528,650
2025 GBP Term Loan (£700M)[A]	Fixed[C]	2.349%		853,930
0.993% Notes Due 2026 (€500M)[A]	Fixed	0.993%		528,650
5.250% Notes Due 2026	Fixed	5.250%		500,000
2.500% Notes Due 2026 (£500M)[A]	Fixed	2.500%		609,950
5.000% Notes Due 2027	Fixed	5.000%		1,400,000
3.692% Notes Due 2028 (£600M)[A]	Fixed	3.692%		731,940
4.625% Notes Due 2029	Fixed	4.625%		900,000
3.375% Notes Due 2030 (£350M)[A]	Fixed	3.375%		426,965
3.500% Notes Due 2031	Fixed	3.500%		1,300,000
			$	**10,204,130**
Debt issuance costs and discount				(47,051)
	Weighted average rate	4.041%	$	10,157,079

RATE TYPE AS PERCENTAGE OF TOTAL DEBT



Variable
15%
Fixed
85%

(A) Non-USD denominated debt converted to U.S. dollars at September 30, 2023.
(B) We entered into an interest rate swap transaction, effective July 3, 2019, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.850%.
(C) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.349%.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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FINANCIAL INFORMATION

(As of September 30, 2023)
($ amounts in thousands)

DEBT MATURITIES

Year	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
2023	$ 439,399	$ -	$ 439,399	4.3%
2024	-	430,352	430,352	4.2%
2025	528,650	853,930	1,382,580	13.6%
2026	1,638,600	1,354,294	2,992,894	29.3%
2027	1,400,000	200,000	1,600,000	15.7%
2028	731,940	-	731,940	7.2%
2029	900,000	-	900,000	8.8%
2030	426,965	-	426,965	4.2%
2031	1,300,000	-	1,300,000	12.7%
Totals	**$ 7,365,554**	**$ 2,838,576**	**$ 10,204,130**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 4,100,000	$ 1,140,000	$ 5,240,000	51.3%
United Kingdom	2,208,254	1,075,769	3,284,023	32.2%
Australia	-	302,445	302,445	3.0%
Europe	1,057,300	320,362	1,377,662	13.5%
Totals	**$ 7,365,554**	**$ 2,838,576**	**$ 10,204,130**	**100.0%**

DEBT METRICS

	For the Three Months Ended September 30, 2023
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 9,322,609
Adjusted Annualized EBITDA*re*	1,381,360
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	6.7x
Adjusted Net Debt	$ 9,322,609
Transaction Adjusted Annualized EBITDA*re*	1,375,360
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	6.8x
Leverage Ratio:	
Unsecured Debt	$ 10,076,223
Secured Debt	127,907
Total Debt	$ 10,204,130
Total Gross Assets[(A)]	20,320,105
Financial Leverage	50.2%
Interest Coverage Ratios:	
Interest Expense	$ 106,709
Capitalized Interest	3,180
Debt Costs Amortization	(3,883)
Total Interest	$ 106,006
EBITDA*re*	330,532
Interest Coverage Ratio	3.1x
Adjusted EBITDA*re*	$ 345,340
Adjusted Interest Coverage Ratio	3.3x

(A) Total Gross Assets equals total assets plus accumulated depreciation and amortization.
See appendix for reconciliation of other Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) Years of Maturities(B) 2023 (E) 2024 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter Percentage of total base rent/interest 100% 90% 87.7% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1.4% 0.2% 1.5% 0.2% 0.3% 1.5% 1.0% 0.5% 0.4% 5.3% (A) Schedule includes leases and mortgage loans. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (approximately 0.2% of total assets), and five facilities that are under development. (D) Represents contractual base rent/interest income on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues). (E) Properties classified as held for sale are shown to mature in current year, including four facilities previously leased to Healthscope that were sold in October 2023. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(September 30, 2023)

($ amounts in thousands)

Asset Types	Properties	Total Assets[A]	Percentage of Total Assets	Q3 2023 Revenues[B]	Percentage of Q3 2023 Revenues
General Acute Care Hospitals	194	$ 12,105,205	63.7%	$ 256,821	72.2%
Behavioral Health Facilities	70	2,525,664	13.3%	55,695	15.7%
Inpatient Rehabilitation Facilities	114	1,430,494	7.5%	31,783	8.9%
Long-Term Acute Care Hospitals	20	274,971	1.5%	5,146	1.5%
Freestanding ER/Urgent Care Facilities	43	232,572	1.2%	6,031	1.7%
Other	-	2,435,976[C]	12.8%	-	-
Total	441	$ 19,004,882	100.0%	$ 355,476	100.0%

TOTAL ASSETS BY ASSET TYPE

TOTAL REVENUES BY ASSET TYPE



1%
1%
13%
8%
64%
13%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other
1%
2%
9%
16%
72%

DOMESTIC ASSETS BY ASSET TYPE

DOMESTIC REVENUES BY ASSET TYPE



2%
2%
15%
7%
66%
8%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other
2%
3%
10%
9%
76%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income, except for the $48.9 million reserve of straight-line rent and other receivables for one tenant.
(C) Includes our PHP Holdings investment of $684 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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PORTFOLIO INFORMATION TOTAL ASSETS—LARGEST INDIVIDUAL FACILITY (September 30, 2023) Operators Steward Health Care Circle Health Priory Group Prospect Medical Holdings Lifepoint Behavioral Health 50 operators Largest Individual Facility as a Percentage of Total Assets(A) 2.0% 1.0% 0.6% 1.0% 0.4% 1.9% COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator—not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, in the rare event we must transition. Such underwriting characteristics include: Physical Quality Competition Largest Individual Facility Investment is Approximately 2% of MPT Investment Portfolio Demographics and Market Financial TOTAL ASSETS AND REVENUES BY OPERATOR (September 30, 2023) ($ amounts in thousands) Operators Properties Total Assets(A) Percentage of Total Assets Q3 2023 Revenues(B) Percentage of Q3 2023 Revenues Steward Health Care Florida market 36 $ 1,356,050 7.1% $ 29,968 8.4% Texas/Arkansas/Louisiana market 1,138,573 6.0% 20,659 5.8% Massachusetts market 840,046 4.4% 6,525 1.8% Arizona market 305,611 1.6% 9,413 2.7% Ohio/Pennsylvania market 122,318 0.7% 3,918 1.1% Utah market 5,988 0.0% 181 0.1% Circle Health 36 2,043,689 10.8% 49,207 13.8% Priory Group 37 1,339,742 7.0% 28,335 8.0% Prospect Medical Holdings 13 1,065,752 5.6% 16,465 4.6% Lifepoint Behavioral Health(C) 19 806,350 4.2% 18,553 5.2% CommonSpirit Health 5 791,480 4.2% 29,355 8.3% Swiss Medical Network 17 683,991 3.6% 295 0.1% MEDIAN 81 645,025 3.4% 7,955 2.2% Ernest Health 29 619,910 3.3% 18,225 5.1% Lifepoint Health 8 502,457 2.6% 15,063 4.2% 45 operators 160 4,301,924 22.7% 101,359 28.6% Other—2,435,976 12.8% — Total 441 $ 19,004,882 100.0% $ 355,476 100.0% Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period. (A) Reflects total assets on our consolidated balance sheets. (B) Reflects actual revenues on our consolidated statements of income, except for the $48.9 million reserve of straight-line rent and other receivables for one tenant. (C) Formerly Springstone. TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY (September 30, 2023) ($ amounts in thousands) U.S. States and Other Countries Properties Total Assets(A) Percentage of Total Assets Q3 2023 Revenues(B) Percentage of Q3 2023 Revenues Texas 51 $ 2,009,435 10.6% $ 40,423 11.4% Florida 9 1,356,050 7.1% 28,443 8.0% California 19 1,227,372 6.4% 31,551 8.9% Massachusetts 10 844,804 4.5% 5,799 1.6% Utah 7 829,434 4.4% 30,559 8.6% 26 Other States 120 3,757,534 19.8% 101,953 28.7% Other—1,775,974 9.3% — United States 216 $ 11,800,603 62.1% $ 238,728 67.2% United Kingdom 92 $ 4,108,393 21.6% $ 90,655 25.5% Germany 85 716,959 3.8% 10,000 2.8% Switzerland 17 683,991 3.6% 295 0.1% Australia 4 290,321 1.5% 5,198 1.5% Spain 9 233,724 1.2% 2,101 0.6% Other Countries 18 510,889 2.7% 8,499 2.3% Other—660,002 3.5% — International 225 $ 7,204,279 37.9% $ 116,748 32.8% Total Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period. (A) Reflects total assets on our consolidated balance sheets. (B) Reflects actual revenues on our consolidated statements of income, except for the $48.9 million reserve of straight-line rent and other receivables for one tenant. (C) Formerly Springstone. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 11

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(September 30, 2023)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q3 2023 Revenues[(B)]	Percentage of Q3 2023 Revenues
Texas	51	$ 2,009,435	10.6%	$ 40,423	11.4%
Florida	9	1,356,050	7.1%	28,443	8.0%
California	19	1,227,372	6.4%	31,551	8.9%
Massachusetts	10	844,804	4.5%	5,799	1.6%
Utah	7	829,434	4.4%	30,559	8.6%
26 Other States	120	3,757,534	19.8%	101,953	28.7%
Other	-	1,775,974	9.3%	-	-
United States	**216**	**$ 11,800,603**	**62.1%**	**$ 238,728**	**67.2%**
United Kingdom	92	$ 4,108,393	21.6%	$ 90,655	25.5%
Germany	85	716,959	3.8%	10,000	2.8%
Switzerland	17	683,991	3.6%	295	0.1%
Australia	4	290,321	1.5%	5,198	1.5%
Spain	9	233,724	1.2%	2,101	0.6%
Other Countries	18	510,889	2.7%	8,499	2.3%
Other	-	660,002	3.5%	-	-
International	**225**	**$ 7,204,279**	**37.9%**	**$ 116,748**	**32.8%**
Total	**441**	**$ 19,004,882**	**100.0%**	**$ 355,476**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income, except for the $48.9 million reserve of straight-line rent and other receivables for one tenant.

TOTAL ASSETS BY COUNTRY



62%
22%
4%
4%
1%
1%
3%
3%

TOTAL REVENUES BY COUNTRY



67%
26%
3%
1%
1%
2%

United States
United Kingdom
Germany
Switzerland
Australia
Spain
Other Countries
Other

ASSETS BY U.S. STATE



11%
7%
6%
5%
4%
20%
9%

REVENUES BY U.S. STATE



11%
8%
9%
1%
9%
29%

Texas
Florida
California
Massachusetts
Utah
26 Other States
Other

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS YOY AND SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and June 30, 2023. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment in a way to drive more future revenues. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below.—All CARES Act Grants received by tenants have been removed from the tenant’s reported financial results in the above time periods.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association, which has not yet been approved by CMS. (B) General Acute Care coverages and Total Portfolio coverages do not include Pipeline Health facilities as Pipeline Health filed Chapter 11 bankruptcy in October 2022, Healthscope facilities due to completed sale, Prospect Medical Holdings Connecticut facilities due to pending sale, and Prospect Medical Holdings Pennsylvania facilities as interest has not commenced under the mortgage loan. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
Steward Health Care	$ 2,411,887	General Acute	2.7x
Priory Group	1,182,194	Behavioral	2.1x
MEDIAN	645,025	IRF	1.6x
Ernest Health	545,456	IRF/LTACH	2.3x
Prospect Medical Holdings[B]	512,316	General Acute	1.0x
Prime Healthcare	464,496	General Acute	4.0x
Aspris Children's Services	235,052	Behavioral	2.1x
Vibra Healthcare	221,892	IRF/LTACH	1.3x
Surgery Partners	171,160	General Acute	7.7x
Ardent Health Services	86,415	General Acute	7.4x
Other Reporting Tenants	626,226	Various	2.7x
Total	**$ 7,102,119**		**2.6x**

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$ 1,994,162	General Acute	2.3x
Domestic Operator 1	502,457	General Acute	0.7x
Domestic Operator 2	383,859	General Acute/LTACH	1.5x
Domestic Operator 3	774,335	Behavioral	1.5x
Total	**$ 3,654,813**		**1.7x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant	Net Investment (in thousands)[A]	Primary Property Type	Comments
CommonSpirit Health	$ 791,480	General Acute	One of the largest nonprofit health care operators in the U.S.; Investment grade-rated
Swiss Medical Network	432,920	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK	388,688	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna	210,521	General Acute	Finland's leading provider of social and health services
Saint Luke's - Kansas City	128,098	General Acute	Investment grade-rated
NHS	85,226	General Acute	Single-payor government entity in UK
Dignity Health	43,727	General Acute	Part of CommonSpirit; Parent guaranty; Investment grade-rated
CUF	28,922	General Acute	One of the largest private hospital systems in Portugal with 24 facilities and 75+ year operating history
NeuroPsychiatric Hospitals	26,965	Behavioral	Parent guaranty
Community Health Systems	26,410	General Acute	U.S. hospital operator with substantial operating history
Other Tenants	22,055	General Acute	N/A
Total	**$ 2,185,012**		

Above data represents approximately 87% of MPT Total Real Estate Investment [C]

Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and June 30, 2023.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Prospect Medical Holdings coverage includes California facilities only.
(C) Healthscope is excluded due to completed sale and Prospect Connecticut is excluded due to pending sale.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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PORTFOLIO INFORMATION

SUMMARY OF INVESTMENTS

(For the nine months ended September 30, 2023)

(Amounts in thousands)

Operator	Location	Investment[A]	Commencement Date
PHP Holdings	California	$ 50,000	Q1 2023
MEDIAN	Germany	77,230	Q2 2023
Priory Group	U.K.	57,606	Q2 2023
Prospect Medical Holdings	California	45,000	Q2 2023
Capital Additions, Development and Other Funding for Existing Tenants[B]	Various	216,126	Various
		$ 445,962	

SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF SEPTEMBER 30, 2023

(Amounts in thousands)

Operator	Location	Commitment	Costs Incurred as of September 30, 2023	Estimated Commencement Date
IMED Hospitales	Spain	$ 44,848	$ 43,103	Q4 2023
Lifepoint Behavioral Health	Texas	31,600	17,790	Q1 2024
IMED Hospitales	Spain	36,280	13,775	Q3 2024
IMED Hospitales	Spain	49,790	17,045	Q1 2025
Steward Health Care	Texas	169,408	90,445	Q2 2026
		$ 331,926	$ 182,158	

(A) Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date.

(B) Reflects normal capital additions that extend the life or improve existing facilities on which we receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and six different operators.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
REVENUES				
Rent billed	$ 229,306	$ 232,418	$ 724,954	$ 737,029
Straight-line rent	21,511	26,552	38,875	146,114
Income from financing leases	26,066	51,011	107,729	154,660
Interest and other income	29,693	42,358	122,624	124,562
Total revenues	306,576	352,339	994,182	1,162,365
EXPENSES				
Interest	106,709	88,076	308,833	266,989
Real estate depreciation and amortization	77,802	81,873	526,065	251,523
Property-related[A]	6,483	8,265	38,269	37,998
General and administrative	38,110	37,319	115,438	117,601
Total expenses	229,104	215,533	988,605	674,111
OTHER INCOME (EXPENSE)				
(Loss) gain on sale of real estate	(20)	68,795	209	536,788
Real estate and other impairment (charges) recovery	(3,750)	19,450	(93,288)	14,575
Earnings from equity interests	11,264	11,483	34,840	33,606
Debt refinancing and unutilized financing benefit (costs)	862	(17)	46	(9,452)
Other (including fair value adjustments on securities)	41,125	4,082	25,447	20,875
Total other income (expense)	49,481	103,793	(32,746)	596,392
Income (loss) before income tax	126,953	240,599	(27,169)	1,084,646
Income tax (expense) benefit	(10,058)	(18,579)	134,661	(40,615)
Net income	**116,895**	**222,020**	**107,492**	**1,044,031**
Net income attributable to non-controlling interests	(185)	(227)	(25)	(960)
Net income attributable to MPT common stockholders	**$ 116,710**	**$ 221,793**	**$ 107,467**	**$ 1,043,071**
EARNINGS PER COMMON SHARE - BASIC AND DILUTED				
Net income attributable to MPT common stockholders	**$ 0.19**	**$ 0.37**	**$ 0.18**	**$ 1.74**
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	**598,444**	**598,980**	**598,363**	**598,828**
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	**598,553**	**599,339**	**598,406**	**599,099**
DIVIDENDS DECLARED PER COMMON SHARE	**$ 0.15**	**$ 0.29**	**$ 0.73**	**$ 0.87**

(A) Includes $3.3 million and $5.6 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended September 30, 2023 and 2022, respectively, and $28.6 million and $30.2 million for the nine months ended September 30, 2023 and 2022, respectively.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other Investment in financing leases Real estate held for sale Mortgage loans Gross investment in real estate assets Accumulated depreciation and amortization Net investment in real estate assets September 30, 2023 December 31, 2022 (Unaudited)(A) Cash and cash equivalents 340,058 235,668 Interest and rent receivables, net 195,559 167,035 Straight-line rent receivables 788,761 787,166 Investments in unconsolidated real estate joint ventures 1,461,725 1,497,903 Investments in unconsolidated operating entities 1,843,847 1,444,872 Other loans 263,471 227,839 Other assets 558,291 572,990 Total Assets $ 19,004,882 $ 19,658,000 LIABILITIES AND EQUITY Liabilities Debt, net $ 10,157,079 $ 10,268,412 Accounts payable and accrued expenses 375,888 621,324 Deferred revenue 32,280 27,727 Obligations to tenants and other lease liabilities 154,218 146,130 Total Liabilities 10,719,465 11,063,593 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding—598,444 shares at September 30, 2023 and 597,476 shares at December 31, 2022 Additional paid-in capital Retained (deficit) earnings Accumulated other comprehensive loss Total Medical Properties Trust, Inc. Stockholders’ Equity Non-controlling interests Total Equity Total Liabilities and Equity $ 19,004,882 $ 19,658,000 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended September 30, 2023)

(Unaudited)

($ amounts in thousands)

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Gross real estate	$ 1,861,413	$ 1,482,001	$ 1,677,587	$ 177,222	$ 357,968	$ 5,556,191	$ 3,056,597
Cash	29,454	1,661	9,140	7,261	2,443	49,959	25,189
Accumulated depreciation and amortization	(222,130)	(134,541)	(63,770)	(30,869)	(28,749)	(480,059)	(265,500)
Other assets	82,285	117,956	131,011	10,814	7,765	349,831	198,119
Total Assets	**$ 1,751,022**	**$ 1,467,077**	**$ 1,753,968**	**$ 164,428**	**$ 339,427**	**$ 5,475,922**	**$ 3,014,405**
Debt (third party)	$ 689,623	$ 736,319	$ 883,033	$ -	$ 136,469	$ 2,445,444	$ 1,363,162
Other liabilities	137,540	112,302	8,487	(226)	84,457	342,560	189,518
Equity and shareholder loans	923,859 (A)	618,456	862,448	164,654	118,501	2,687,918	1,461,725
Total Liabilities and Equity	**$ 1,751,022**	**$ 1,467,077**	**$ 1,753,968**	**$ 164,428**	**$ 339,427**	**$ 5,475,922**	**$ 3,014,405**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Total	**$ 461,930**	**$ 432,919**	**$ 431,224**	**$ 82,327**	**$ 53,325**		**$ 1,461,725**

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Total revenues[B]	**$ 32,537**	**$ 17,704**	**$ 34,604**	**$ 4,456**	**$ 3,809**	**$ 93,110**	**$ 49,905**
Expenses:							
Property-related	$ 820	$ 485	$ 201	$ 867	$ 42	$ 2,415	$ 1,302
Interest	13,026	5,291	17,250	-	538	36,105	19,084
Real estate depreciation and amortization	11,305	8,698	10,307	1,050	2,069	33,429	18,350
General and administrative	494	292	99	(169)	12	728	422
Gain on sale of real estate	-	-	-	-	-	-	-
Income taxes	1,276	430	-	-	293	1,999	1,071
Total expenses	**$ 26,921**	**$ 15,196**	**$ 27,857**	**$ 1,748**	**$ 2,954**	**$ 74,676**	**$ 40,229**
Net Income	**$ 5,616**	**$ 2,508**	**$ 6,747**	**$ 2,708**	**$ 855**	**$ 18,434**	**$ 9,676**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,808**	**$ 1,756**	**$ 3,374**	**$ 1,354**	**$ 384**		**$ 9,676** (H)

(A) Includes a €297 million loan from both shareholders.
(B) Includes $4.6 million of straight-line rent revenue.
(C) MPT managed joint venture of 71-owned German facilities that are fully leased.
(D) Represents ownership in Infracore, which owns and leases all 17 Switzerland facilities.
(E) MPT managed joint venture of eight-owned Massachusetts hospital facilities that are fully leased pursuant to a master lease.
(F) Represents ownership in eight Italian facilities that are fully leased.
(G) Represents ownership in two Spanish facilities that are fully leased.
(H) Excludes $1.6 million from a combination of returns on our Lifepoint Behavioral Health equity investment and dividends received on our Aevis equity investment ($1.3 million), less amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health and Capella Healthcare.*

Operator	Investment as of September 30, 2023	Ownership Interest	Structure
PHP Holdings	$ 684,418	49.0%	Includes a 49% equity ownership interest in, along with a loan convertible into PHP Holdings, the managed care business of Prospect. Both instruments are accounted for under the fair value option method, which resulted in a $30 million gain in Q3 2023.
Steward Health Care	362,589	N/A	Loan, for which proceeds were paid to Steward's former private equity sponsor, is secured by the equity of Steward and provides for an initial 4% return plus 37% of the increase in the value of Steward over seven years.
International Joint Venture	230,153	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Swiss Medical Network	171,334	8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
Priory Group	157,547	9.9%	In order to close the 2021 acquisition of 35 facilities, we made a 9.9% passive equity investment and a loan, proceeds of which were paid to the former owner. The loan carries a variable interest rate.
Steward Health Care	125,862	9.9%	Includes our passive equity ownership interest. Proceeds from our original investment of $150 million were paid directly to Steward's former private equity sponsor and other shareholders.
Aevis	79,738	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Aspris	15,996	9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Lifepoint Behavioral Health	11,093	20.9%	In order to close the 2021 acquisition of 18 behavioral facilities, we made an equity investment and a loan, proceeds of which were paid to the former owners. As a result of Lifepoint's acquisition of a majority interest in Springstone (now Lifepoint Behavioral Health) in February 2023, the loan and related interest (of approximately $205 million) was paid in full. We continue to hold our minority equity interest in Lifepoint Behavioral Health.
Caremax	5,117	9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
Total	$ 1,843,847		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS


10%
90%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

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APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended September 30, 2023		Annualized
ADJUSTED EBITDA *re* RECONCILIATION			
Net income	$	116,895	
Add back:			
Interest		106,709	
Income tax		10,058	
Depreciation and amortization		80,646	
Loss on sale of real estate		20	
Real estate impairment charges		3,750	
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[(A)]		12,454	
3Q 2023 EBITDA*re*	$	330,532	
Share-based compensation		11,453	
Write-off of unbilled rent and other		52,742	
Litigation and other		2,759	
Debt refinancing and unutilized financing benefit		(862)	
Non-cash fair value adjustments		(46,815)	
Prospect Medical Holdings adjustment		(4,469)	
3Q 2023 Adjusted EBITDA*re*	$	345,340	$ 1,381,360
Adjustments for mid-quarter investment activity[(B)]		(1,500)	
3Q 2023 Transaction Adjusted EBITDA*re*	$	343,840	$ 1,375,360
ADJUSTED NET DEBT RECONCILIATION			
Total debt at September 30, 2023	$	10,157,079	
Less: Cash at September 30, 2023		(340,058)	
Less: Cash funded for building improvements in progress and construction in progress at September 30, 2023[(C)]		(494,412)	
Adjusted Net Debt	$	9,322,609	

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA *re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Excluded development and capital improvement projects that are in process and not yet generating a cash return but will generate a return once completed.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2023

20

Medical Properties Trust 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Senior Managing Director of Corporate Communications (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com